EXHIBIT 10.9

802 N Washington St

Spokane, WA 99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1, Amendment No. 1 (File No. 333-227438) of our audit report dated April 16, 2019, with respect to the consolidated balance sheets of Cruzani, Inc. and Subsidiaries (f/k/a US Highland, Inc.) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018. Our report dated April 16, 2019, relating to those financial statements, includes an emphasis of matter paragraph relating to substantial doubt about Cruzani Inc.’s ability to continue as a going concern.

/s/ Fruci & Associates II, PLLC

Spokane, Washington

April 16, 2019